Exhibit 4.2

EXECUTION COPY

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES IN THE UNITED STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE TERMS OF THIS WARRANT, THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

PERSONALIS, INC.

WARRANT TO PURCHASE COMMON STOCK

November 28, 2023

This certifies that, for value received, Tempus Labs, Inc., with a principal office at the address set forth on the signature page hereto, or such person’s or entity’s permitted assigns (the “Holder”), is entitled to subscribe for and purchase from Personalis, Inc., a Delaware corporation (the “Company”), up to 4,609,400 shares of Common Stock (“Exercise Shares”) at the Exercise Price (each subject to adjustment as provided herein); provided, however, that the total aggregate number of shares issuable under this Warrant (subject to adjustment as provided herein) and the First Warrant (as defined in the Commercialization Agreement (as defined below)) shall be reduced on a share-for-share basis by any other shares of Common Stock that the Holder acquires directly from the Company (excluding any shares acquired pursuant to exercise of this Warrant or the First Warrant) and such reduction of shares shall be pro rata between this Warrant and the First Warrant (rounded for each to the nearest whole share) based on the number of shares then underlying each warrant. For example, if the Holder acquires 1,000,000 shares directly from the Company and immediately prior to such acquisition there are 2,000,000 remaining Exercise Shares available for issuance pursuant to a cash exercise of this Warrant and there are 4,609,400 remaining shares available for issuance upon cash exercise of the First Warrant, then the number of Exercise Shares issuable upon exercise of this Warrant would be reduced by 302,599 shares and the number of shares issuable upon exercise of the First Warrant would be reduced by 697,401 shares.

This Warrant is being issued pursuant to Section 1.d of that certain Commercialization and Reference Laboratory Agreement, by and between the Company and Tempus Labs, Inc., dated as of the Effective Date (as defined therein) (the “Commercialization Agreement”), and is the Second Warrant as defined thereunder.

1.
Definitions. As used herein, the following terms have the following respective meanings:
(a)
“Affiliate” means, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).

(b)
“Business Day” means any day except any Saturday, any Sunday, any day that is a federal legal holiday in the United States or any day on which Nasdaq is authorized or required by law or other governmental action to remain closed.
(c)
“Change of Control” means (i) any consolidation or merger of the Company with or into any other corporation or other entity or person, in which the Company is not the surviving entity, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, continue to hold at least a majority of the voting power of the surviving entity in substantially the same proportions (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization, (ii) any sale by the Company to any other corporation or other entity or person of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer of the Company (whether by the Company or a third party), in which holders of capital stock who tender shares representing at least a majority of the voting power of the capital stock of the Company and the Company or such other Person, as applicable, accepts such tender for payment, or (iv) any reclassification of the Common Stock of the Company or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 6.1 herein).
(d)
“Common Stock” means the Company’s Common Stock, par value $0.0001 per share.
(e)
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(f)
“Exercise Period” means the period commencing on the date hereof and ending on December 31, 2025, unless sooner terminated as provided below.
(g)
“Exercise Price” means $2.50 per Exercise Share, subject to adjustment pursuant to Section 6 below.
(h)
“Person” means any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).
(i)
“Securities” means, collectively, this Warrant and the Exercise Shares.
(j)
“Securities Act” means the Securities Act of 1933, as amended.
(k)
“Trading Day” means any day on which the Common Stock is traded on the Trading Market.
(l)
“Trading Market” means the principal securities exchange or securities market, including an over-the-counter market, on which the Common Stock is then traded in the United States.
(m)
“Transfer Agent” means the transfer agent for the Common Stock.
2.
Exercise of Warrant.
2.1
Exercise. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period (unless prohibited by Section 1.e of the Commercialization Agreement), by

delivery of the following to the Company at its address set forth on the signature page hereto (or at such other address as it may designate by notice in writing to the Holder):
(a)
An original executed copy, or a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment), of the Notice of Exercise in the form attached hereto as Exhibit A (“Notice of Exercise”); and
(b)
Payment of the Exercise Price (which may take the form of a “cashless exercise” if permitted by Section 2.2 below and so indicated in the Notice of Exercise) either by check or wire transfer to an account designated by the Company.

The Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Exercise Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Exercise Shares hereunder in an amount equal to the applicable number of Exercise Shares purchased. The Holder and the Company shall maintain records showing the number of Exercise Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one Trading Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, (i) by reason of the provisions of this paragraph, following the purchase of a portion of the Exercise Shares hereunder, and (ii) by reason of the provisions of the introductory paragraph of this Warrant, the number of Exercise Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

2.2
Cashless Exercise. If, and only if, at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Exercise Shares to the Holder (provided, however, the unavailability of the prospectus will not apply to any (i) proposed distribution by the Holder that is not covered by the “Plan of Distribution” section of the prospectus included in the Registration Statement (as defined in Section 3.12) or any supplement thereto or (ii) any suspension of the Registration Statement by the Company pursuant to Section 3.12(b), the basis for which is a circumstance or event caused wholly or in significant part by Holder or any of its Affiliates), then this Warrant may, at Holder’s election, be exercised, in whole or in part, at such time by means of a “cashless exercise” (provided, however, no such cashless exercise will be permitted prior to the 11th Business Day after the SEC notifies the Company (orally or in writing, whichever is earlier) that it will not review, or has completed its review of, the Registration Statement, provided the Company has filed the Registration Statement with the SEC within 30 days after the date hereof and uses its commercially reasonable efforts to address any comments by the SEC related to the Registration Statement), in which event the Company shall issue to the Holder the number of Exercise Shares in an exchange of securities effected pursuant to Section 3(a)(9) of the Securities Act, determined as follows:

X = Y [(A-B)/A]

where:

X” equals the number of Exercise Shares to be issued to the Holder;

“Y” equals the total number of Exercise Shares with respect to which this Warrant is then being exercised;

“A” equals the closing price of the shares of Common Stock (as reported by The Nasdaq Stock Market) as of the Trading Day on the date immediately preceding the Date of Exercise; and

“B” equals the Exercise Price then in effect for the applicable Exercise Shares at the time of such exercise.

For purposes of Rule 144 promulgated under the Securities Act (“Rule 144”), it is intended, understood and acknowledged that the Exercise Shares issued in a “cashless exercise” transaction shall be deemed to have been acquired by the Holder, and the holding period for the Exercise Shares shall be deemed to have commenced, on the date this Warrant was originally issued (provided that the SEC continues to take the position that such treatment is proper at the time of such exercise).

If Exercise Shares are issued in such a cashless exercise, the Company acknowledges and agrees that, in accordance with Section 3(a)(9) of the Securities Act, the Exercise Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrants being exercised may be tacked on to the holding period of the Exercise Shares (provided that the SEC continues to take the position that such treatment is proper at the time of such exercise).

2.3
Automatic Net Exercise Upon Change of Control. Notwithstanding any provisions herein to the contrary, solely in connection with the closing of a Change of Control prior to the end of the Exercise Period, if the fair market value of one Exercise Share (computed as set forth below in this Section 2.3) is greater than the Exercise Price, this Warrant will be automatically net exercised immediately prior to the closing of the Change of Control and converted into the right to receive the number of Exercise Shares computed using the following formula:

X = Y (A-B)

A

Where X = the number of Exercise Shares to be issued to the Holder

Y = the remaining number of Exercise Shares purchasable under this Warrant (at the date of such calculation)

A = the fair market value of one Exercise Share (at the date of such calculation)

B = Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one Exercise Share shall be the value ascribed to the consideration to be paid in respect of one share of the Exercise Shares in the definitive agreement(s) relating to such Change of Control, or if no such value is set forth in the definitive agreements(s) relating to such Change of Control, as determined in good faith by the Company’s Board of Directors.

2.4
Delivery of Exercise Shares Upon Exercise. Upon delivery of the Notice of Exercise to the Company and upon payment of the Exercise Price (which may take the form of a “cashless exercise” if permitted by Section 2.2 above and so indicated in the Notice of Exercise) for the Exercise Shares being purchased, the Company shall promptly issue and deliver to the Holder (or its designee) a certificate or evidence of book-entry position with the Transfer Agent (“book-entry position”), as determined by Holder, for the Exercise Shares issuable upon such exercise, such delivery to be made promptly, but in any case within two Trading Days after the Date of Exercise (as defined below). As used herein, a “Date of

Exercise” means the date on which the Holder has delivered to the Company (i) the Notice of Exercise, appropriately completed and duly signed and (ii) payment of the Exercise Price for the Exercise Shares being purchased. Notwithstanding the foregoing, if the Exercise Shares being purchased have been sold or otherwise transferred by Holder (1) pursuant to a registration statement, Rule 144, or another exemption from the registration requirements, and (2) in compliance with the transfer restrictions set forth in the Commercialization Agreement, and subject to the Holder's delivery to the Company and/or the Transfer Agent of appropriate representations and other documentation reasonably acceptable to the Company and/or the Transfer Agent (“Transfer Documents”), the Holder may direct the Company by written notice to have the Exercise Shares credited to the account of Holder’s prime broker with the DTC System as directed by the Holder. Such Exercise Shares shall be delivered to Holder within two Trading Days following the later of (i) the Date of Exercise and (ii) the date the Transfer Documents have been delivered by Holder to the Company and/or the Transfer Agent. The Company shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance.
2.5
Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with (i) the Holder’s Affiliates, (ii) any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates and (iii) any other Persons whose beneficial ownership of Common Stock would or could be aggregated with the Holder’s for the purposes of Section 13(d) of the Exchange Act (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2.5, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2.5 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2.5, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the SEC, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Notice of Exercise from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Notice of Exercise would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 2.5, to exceed the Beneficial Ownership Limitation, the Holder must notify the Company of a reduced number of Exercise Shares to be purchased pursuant to such Notice of Exercise (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any Exercise Price paid by the Holder for the Reduction Shares. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 19.9% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2.5, provided that the Beneficial Ownership Limitation in no event exceeds 19.9% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of the Exercise Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2.5 shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Beneficial Ownership Limitation shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) of the Exchange Act or Rule 16a-1(a)(1) promulgated under the Exchange Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2.5 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.
3.
Representations, Warranties and Covenants of the Company.
3.1
Valid Issuance. The Exercise Shares have been duly and validly authorized and reserved for issuance and, upon exercise of this Warrant in accordance with its terms, including the payment of the Exercise Price, will be validly issued, fully paid and nonassessable and will be free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in this Warrant or imposed by applicable securities laws, or encumbrances imposed by the Holder. The Exercise Shares will be issued in compliance with all applicable federal and state securities laws.
3.2
Conflicts. The issuance of this Warrant and the Exercise Shares in accordance with the terms hereof will not (A) conflict with or result in a breach or violation of any material agreement or instrument to which the Company is a party; (B) result in any violation of the provisions of the certificate of incorporation or bylaws of the Company; or (C) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties.
3.3
Consents. The issuance of this Warrant and the Exercise Shares requires no consent of, action by or in respect of, or filing with, any person, governmental body, agency, or official, including, without limitation, any consent, action by, or approval of shareholders of the Company, other than (A) filings that have been made pursuant to applicable state securities laws, (B) post-sale filings pursuant to applicable state and federal securities laws, and (C) filings pursuant to the rules and regulations of the Nasdaq Stock Market LLC (“Nasdaq”), each of which the Company has filed or undertakes to file within the applicable time, and (D) filings required to be made by, or consents or action required to be obtained by, Holder or its affiliates.
3.4
SEC Filings. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (collectively, the “SEC Filings”). At the time of filing thereof, the SEC filings complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) thereunder.
3.5
Compliance with Nasdaq Continued Listing Requirements. The Company is in compliance with applicable Nasdaq continued listing requirements. There are no proceedings pending or threatened against the Company relating to the continued listing of the Common Stock on Nasdaq and the Company has not received any notice of, nor is there any reasonable basis for, the delisting of the Common Stock from Nasdaq.
3.6
Private Placement. Assuming the accuracy of the representations and warranties of Holder set forth herein and compliance by Holder with applicable federal and state securities laws with respect to such issuance, no registration under the Securities Act is required for the issuance of this Warrant by the Company to Holder or the exercise of this Warrant by Holder.
3.7
Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1) of the Securities Act.
3.8
Nasdaq Listing. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on Nasdaq and, in accordance therewith, will use commercially reasonable efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.
3.9
No Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to Holder, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction. The Company shall not take any action or steps that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or require registration of the Securities under the Securities Act.
3.10
Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue all of the Exercise Shares upon exercise of this Warrant.
3.11
Nasdaq Listing. The Company has filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Exercise Shares, and Nasdaq has raised no objection to the consummation of the transactions contemplated by this Warrant.
3.12
Registration Rights.

(a)
The Company agrees (A) to file with the SEC a registration statement on Form S-3 (or Form S-1 if the Company is not permitted to use Form S-3) (such registration statement and any successor registration, the “Registration Statement”), covering the resale by Holder of the Exercise Shares within 30 calendar days after the date hereof, (B) to use its reasonable best efforts to have the Registration Statement declared effective as soon as reasonably practicable after the filing thereof, but in no event later than the 10th Business Day after the SEC notifies the Company (orally or in writing, whichever is earlier) that it will not review, or has completed its review of, the Registration Statement and (C) and to keep such Registration Statement effective at all times until all Exercise Shares registered thereunder have been sold or may be sold without restriction or volume limitation under Rule 144. In no event shall the Holder be identified as a statutory underwriter in the Registration Statement without its prior written consent.
(b)
Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to Holder, suspend the use of any Registration Statement, including any prospectus that forms a part of a Registration Statement, if the Company (a) determines that it would be required to make disclosure of material information in the Registration Statement that the Company has a bona fide business purpose for preserving as confidential, (b) the Company determines it must amend or supplement the Registration Statement or the related prospectus so that such Registration Statement or prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the prospectus in light of the circumstances under which they were made, not misleading or (c) has experienced or is experiencing some other material nonpublic event, including a pending transaction involving the Company, the disclosure of which at such time, in the good faith judgment of the Company, would adversely affect the Company; provided, however, that in no event shall Holder be suspended from selling Exercise Shares pursuant to the Registration Statement for a period that exceeds 30 consecutive Trading Days or 60 total Trading Days in any 365-day period. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to Holder, and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Exercise Shares as contemplated hereby.
(c)
The Company shall: (A) advise the Holder by email to legal@tempus.com (1) as promptly as practicable after a Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective other than, in each case, the filing or effectiveness of any amendment or deemed amendment that is made through the filing of any incorporated document; (2) as promptly as practicable of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information with respect thereto other than, in each case, for any such request or such additional information that relates to documents incorporated in any Registration Statement or prospectus; (3) within two Trading Days after the date of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (4) within two Trading Days after the receipt by the Company of any notification with respect to the suspension of the qualification of the shares of Common Stock included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (5) within four Business Days after the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus or the documents incorporated therein so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading; provided that the Company will not have any obligation to advise the Holder pursuant to this clause (c)(A)(5) to the extent that the information is filed with the SEC within such four Business Days; and provided further that the Company shall not, when so advising the Holder of such events pursuant to this clause (c)(A)(5), be required to provide the Holder with any material, non-public information regarding the Company other than to the extent that providing notice to the Holder of the occurrence of the events listed in this clause (c)(A)(5) may constitute material, nonpublic information regarding the Company, and (B) with a view to making available to the Holder the benefits of Rule 144 that may, at such times as Rule 144 is available to the Holder, permit the Holder to sell securities of the Company to the public without registration, the Company agrees to, for so long as the Holder owns any Exercise Shares or this Warrant remains outstanding, use commercially reasonable efforts to: (1) make and keep public information available, as those terms are understood and defined in Rule 144, if necessary to permit Holder to sell Exercise Shares pursuant to Rule 144 and (2) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144.
(d)
The Company agrees to indemnify and hold harmless, to the extent permitted by law, Holder, its directors, officers, employees, advisors and agents, and each person who controls Holder (within the meaning of the Securities Act or the Exchange Act) and each affiliate of Holder (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, claims, damages, liabilities, costs and out-of-pocket expenses (including, without limitation, any reasonable and documented attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) (“Losses”) that arise out of, are based on or are caused by (A) any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or any amendment thereof or supplement thereto, in light of the circumstances under which they were made) not misleading, or (B) subject to the accuracy of the representations and warranties of Holder in Section 4 below and compliance by Holder with applicable federal and state securities laws with respect to this Warrant and the Exercise Shares, any violation by the Company of the Securities Act, the Exchange Act or any state securities law or any rule or regulation thereunder relating to action or inaction required of the Company in connection with registration of any Warrants or Exercise Shares thereunder, except to the extent, but only to the extent, such Losses are based solely upon information regarding Holder furnished in writing to the Company by or on behalf of Holder expressly for use therein or and was reviewed and approved in writing by Holder expressly for use in the Registration Statement.
(e)
Holder agrees to indemnify and hold harmless the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any Losses that arise out of, are based on or are caused by (A) any breach or violation of any representations and warranties of Holder in Section 4 below, or any failure by Holder to comply with applicable federal and state securities laws with respect to the issuance or transfer of any Warrants or Exercise Shares, (B) any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or preliminary prospectus or any amendment thereof or supplement thereto, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is based on information regarding Holder furnished in writing to the Company by or on behalf of Holder expressly for use therein, and (C) the use by Holder of a prospectus during an allowed suspension after the Company has notified Holder in writing of such suspension. In no event shall the aggregate liability of Holder under this clause (v) be greater in amount than the dollar amount of the net proceeds received by Holder upon the sale of the Exercise Shares issued pursuant to this Warrant giving rise to such indemnification obligation.
3.13
Notices of Record Date. In the event of any taking by the Company of a record of the holders of the class and/or series of equity securities constituting the Exercise Shares for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall give to the Holder, at least five days prior to the Record Date (as defined below), a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution (such date, the “Record Date”).
4.
Representations of Holder. The Holder hereby represents and warrants to the Company as of the date hereof as follows:
4.1
Acquisition for Own Account. The Holder is acquiring the Securities solely for the Holder’s own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof in violation of the Securities Act, and has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the Holder’s right at all times to sell or otherwise dispose of all or any part of the Securities in compliance with applicable federal and state securities laws.
4.2
Information and Sophistication. The Holder has been furnished with all relevant materials relating to the business, finances and operations of the Company necessary to make an investment decision, and materials relating to the offer and sale of the Securities, that have been requested by the Holder, including, without limitation, the SEC Filings, and the Holder has had the opportunity to review the SEC Filings. The Holder has been afforded the opportunity to ask questions of the Company. The Holder specifically understands and acknowledges that, on the date of this Warrant, the Company may have in its possession non-public information that could be material to the market price of the Common Stock. The Holder hereby represents and warrants that, in accepting this Warrant, it does not require the disclosure of such non-public information to it by the Company in order to make an investment in the Securities. The Holder also specifically acknowledges that the Company would not enter into this Warrant or any related documents in the absence of such Holder’s representations and acknowledgments set out in this Warrant, and that this Warrant, including such representations and acknowledgments, are a fundamental inducement to the Company, and a substantial portion of the consideration provided by such Holder, in this transaction, and that the Company would not enter into this transaction but for this inducement.
4.3
Ability to Bear Economic Risk. The Holder acknowledges that investment in the Securities involves a high degree of risk, and represents that the Holder is able, without materially impairing the Holder’s financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of the Holder’s investment.
4.4
Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Holder further agrees not to make any disposition of all or any portion of the Securities (other than exercise of the Warrant) unless and until:
(a)
There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or
(b)
The Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act or any applicable state securities laws; provided that no such opinion shall be required for dispositions in compliance with Rule 144 under the Securities Act.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Holder to any Affiliate of the Holder, or a partner (or retired partner) or member (or retired member) of the Holder in accordance with partnership or limited liability company interests, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if the applicable party were the Holder hereunder.

4.5
Accredited Investor Status. The Holder is an “accredited investor” as such term is defined in Rule 501 under the Securities Act.
4.6
Foreign Holder. If the Holder is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Holder hereby represents that the Holder it has satisfied itself as to the full observance of the laws of the Holder’s jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Warrant, including (a) the legal requirements within the Holder’s jurisdiction for the purchase of the Securities, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The Holder’s subscription, payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Holder’s jurisdiction.
4.7
Forward-Looking Statements. With respect to any forecasts, projections of results and other forward-looking statements and information provided to the Holder, the Holder acknowledges that such statements were prepared based upon assumptions deemed reasonable by the Company at the time of preparation. There is no assurance that such statements will prove accurate, and the Company has no obligation to update such statements.
5.
Restrictive Legends. The Holder understands and agrees that all certificates evidencing the Exercise Shares may bear the following legend:

(a) “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES IN THE UNITED STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SHARES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

(b) “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER RESTRICTIONS AS SET FORTH IN THAT CERTAIN COMMERCIALIZATION AND REFERENCE LABORATORY AGREEMENT, BY AND BETWEEN THE COMPANY AND TEMPUS LABS, INC., DATED AS OF THE EFFECTIVE DATE (AS DEFINED THEREIN), AS MAY BE AMENDED FROM TIME TO TIME, AND MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.”

In connection with any sale or other transfer of Exercise Shares that complies with all applicable securities laws and the transfer restrictions in the Commercialization Agreement, and subject to the Company’s and/or the Transfer Agent’s receipt from the Holder of the Transfer Documents, the Company shall, within two (2) Trading Days of any request therefor from the Holder that is accompanied by the Transfer Documents, (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry position Exercise Shares, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act and the terms of the Commercialization Agreement if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions hereof. Any Exercise Shares subject to legend removal under this paragraph may be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with the DTC System as directed by the Holder. The Company shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance.

6.
Adjustment of Exercise Price and Number of Exercise Shares; Fractional Shares.
6.1
Changes in Securities. In the event of changes in the class and/or series of equity securities of the Company comprising the Exercise Shares by reason of stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, reorganizations, or other similar transactions, the number and class and/or series of Exercise Shares available under this Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of this Warrant, on exercise for the same aggregate Exercise Price, the total number and class and/or series of shares as the Holder would have owned had this Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.
6.2
Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) to be issued upon exercise of this Warrant shall be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of one Exercise Share by such fraction.
7.
No Stockholder Rights; No Settlement in Cash. This Warrant in and of itself shall not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company. Without limiting any rights of a Holder to receive Exercise Shares on a “cashless” or net-exercise basis pursuant to Section 2.2 and Section 2.3, in no event shall the Company be required to net cash settle an exercise of this Warrant.
8.
Transfer of Warrant. In addition to any other restrictions on transfer set forth in this Warrant, neither this Warrant nor any interest therein shall be transferred or assigned, in whole or in part, directly or indirectly, without the prior written consent of the Company, and any attempted transfer or assignment without such consent shall be void; provided, however, that this Warrant may be transferred without such consent in compliance with applicable laws and the provisions of the Commercialization Agreement, including Section 1.g thereof. Subject to the foregoing restrictions, applicable laws and the restriction on transfer set forth on the first page of this Warrant, in connection with any transfer of this Warrant, the Holder shall deliver this Warrant and the form of assignment attached hereto as Exhibit B to the Company, and the transferee shall sign an investment representation letter in form and substance satisfactory to the Company.
9.
Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.
10.
Cumulative Remedies. The rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

11.
Equitable Relief. Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.
12.
Notices, etc. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by electronic transmission if sent during normal business hours of the recipient, if not, then on the next Business Day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to each of the Company and the Holder at the address listed on their respective signature pages hereto or at such other address as the Company or Holder may designate by ten days’ advance written notice to the other party.
13.
Successor and Assigns. Subject to compliance with the restrictions on transfer set forth in this Warrant, this Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder, and such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.
14.
No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.
15.
Headings. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.
16.
Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by the Company and the Holder. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
17.
Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.
18.
Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.
19.
Governing Law. This Warrant and all rights, obligations and liabilities hereunder shall be governed by and construed under the laws of the State of Delaware as applied to agreements among

Delaware residents, made and to be performed entirely within the State of Delaware without giving effect to conflicts of laws principles.
20.
Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature pages follow]

The parties have caused this Warrant to be executed as of the date first written above.

COMPANY:

Personalis, Inc.

By:	/s/ Stephen Moore

	Name:	Stephen Moore
	Title:	VP, General Counsel & Corp. Sec.

Email:

Address:	6600 Dumbarton Circle Fremont, California 94555

The parties have caused this Warrant to be executed as of the date first written above.

HOLDER:

Tempus Labs, Inc.

By:	/s/ Jim Rogers

	Name:	Jim Rogers
	Title:	Treasurer and CFO

Email:

Address:	600 West Chicago Ave. Suite 510 Chicago, Illinois 60654

Exhibit A

NOTICE OF EXERCISE

TO: Personalis, Inc.

(1)
☐ The undersigned hereby elects to purchase _______ shares of Common Stock (the “Exercise Shares”) of Personalis, Inc. (the “Company”) pursuant to the terms of the attached Warrant.
(2)
The Holder intends that payment of the Exercise Price shall be made as (check one):

☐ Cash Exercise

☐ “Cashless Exercise” under Section 2.2 of the Warrant

(3)
If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $__________ in immediately available funds to the Company in accordance with the terms of the Warrant.
(4)
Please issue a certificate or certificates representing said Exercise Shares in the name of the undersigned or in such other name as is specified below:

____________________________________________

(5)
The undersigned represents and warrants as follows:
(a)
By its delivery of this Notice of Exercise, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 2.4 of the Warrant to which this notice relates.
(b)
[The undersigned acknowledges and agrees that the Exercise Shares are subject to the provisions of Sections 1.f and 1.g of the Commercialization Agreement (as defined in the attached Warrant).] (To be included if the Holder is Tempus Labs, Inc. or any Affiliate thereof.)

HOLDER: Tempus Labs, Inc.

By:

Name:
Title:

Email:

Address:	600 West Chicago Ave. Suite 510 Chicago, Illinois 60654

Dated:

Exhibit B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

For Value Received, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:

(Please Print)

HOLDER:

Tempus Labs, Inc.

By:

Name:
Title:

Email:

Address:	600 West Chicago Ave. Suite 510 Chicago, Illinois 60654

Dated:

Acknowledged and Agreed: Assignee

(if an individual)

Signature:

(if a trust)

Signature:

__________, as [co-]trustee of the _______

(if an entity)

By:

Name:

Title:

Address:

Email:

NOTE: The Holder’s signature to this Assignment Form must correspond with the name as it appears on the face of the foregoing Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Any terms that are capitalized but not defined in this Exhibit B have the meanings ascribed to them in the foregoing Warrant.